Exhibit 10.7

Surrozen, Inc.

Nonstatutory Stock Option Grant Notice
(2025 Equity Inducement Plan)

Surrozen, Inc. (the “Company”), pursuant to its 2025 Equity Inducement Plan (as may be amended and/or restated as of the Date of Grant set forth below, the “Plan”), has granted to the Optionholder a Nonstatutory Stock Option to purchase the number of shares of the Common Stock set forth below (the “Option”) as a material inducement to the Optionholder in accepting employment with the Company in compliance with Nasdaq Listing Rule 5634(c)(4). The Option is subject to all of the terms and conditions as set forth in this Stock Option Grant Notice (the “Grant Notice”) and in the Plan, the Option Agreement, and the Notice of Exercise, all of which are attached to this Grant Notice and incorporated into this Grant Notice in their entirety. Capitalized terms not explicitly defined in this Grant Notice but defined in the Plan or the Option Agreement shall have the meanings set forth in the Plan or the Option Agreement, as applicable. If the Company uses an electronic capitalization table system and the fields below are blank or the information is otherwise provided in a different format electronically, the blank fields and other information (such as exercise schedule and type of grant) shall be deemed to come from the electronic capitalization system and is considered part of this Grant Notice.

Optionholder:
Date of Grant:
Vesting Commencement Date:
Number of Shares Subject to Option:
Exercise Price (Per Share)[1]:
Total Exercise Price:
Expiration Date:
Exercise Schedule:	[Same as Vesting Schedule]
Type of Grant:	Nonstatutory Stock Option

Vesting Schedule:

[Sample of standard vesting. 12/48ths of the total shares will vest on the one-year anniversary of the Vesting Commencement Date, and 1/48th of the total shares will vest each month thereafter on the same day of the month as the Vesting Commencement Date (or if there is no corresponding day, on the last day of the month), subject to Optionholder’s Continuous Service as of each such date.]

1 The exercise price may be paid by one or a combination of the methods permitted in the Option Agreement.

Optionholder Acknowledgements: By Optionholder’s signature below or by electronic acceptance or authentication in a form authorized by the Company, Optionholder understands and agrees that the Option is governed by this Stock Option Grant Notice, and the provisions of the Plan and the Option Agreement and the Notice of Exercise, all of which are made a part of this document.

By accepting this Option, Optionholder consents to receive this Grant Notice, the Option Agreement, the Plan, and any other Plan-related documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company. Optionholder represents that he or she has read and is familiar with the provisions of the Plan and the Option Agreement. Optionholder acknowledges and agrees that this Grant Notice and the Option Agreement may not be modified, amended or revised except in writing signed by Optionholder and a duly authorized officer of the Company.

Optionholder further acknowledges that in the event of any conflict between the provisions in this Grant Notice, the Option Agreement, the Notice of Exercise and the terms of the Plan, the terms of the Plan shall control. Optionholder further acknowledges that the Option Agreement sets forth the entire understanding between Optionholder and the Company regarding the acquisition of Common Stock and supersedes all prior oral and written agreements, promises and/or representations on that subject with the exception of other equity awards previously granted to Optionholder and any written employment agreement, offer letter, severance agreement, written severance plan or policy, or other written agreement between the Company and Optionholder in each case that specifies the terms that should govern this Option.

Optionholder further acknowledges that this Grant Notice has been prepared on behalf of the Company by Cooley LLP, counsel to the Company and that Cooley LLP does not represent, and is not acting on behalf of, Optionholder in any capacity. Optionholder has been provided with an opportunity to consult with Optionholder’s own counsel with respect to this Grant Notice.

This Grant Notice may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Surrozen, Inc.		Optionholder:
By:		By:
	(Signature)		(Signature)
Title:		Email:
Date:		Date:

Attachments: Option Agreement, 2025 Equity Inducement Plan and Notice of Exercise

ATTACHMENT I

OPTION AGREEMENT

Surrozen, Inc.
2025 Equity Inducement Plan

OPTION AGREEMENT
(NONSTATUTORY STOCK OPTION)

Pursuant to your Stock Option Grant Notice (“Grant Notice”) and this Option Agreement, Surrozen, Inc. (the “Company”) has granted you an Option under its 2025 Equity Inducement Plan (the “Plan”) to purchase the number of shares of the Company’s Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice. The Option is granted to you effective as of the date of grant set forth in the Grant Notice (the “Date of Grant”). If there is any conflict between the terms in this Option Agreement and the Plan, the terms of the Plan will control. Capitalized terms not explicitly defined in this Option Agreement or in the Grant Notice but defined in the Plan will have the same definitions as in the Plan.

The details of your option, in addition to those set forth in the Grant Notice and the Plan, are as follows:

1.
Vesting. Your option will vest as provided in your Grant Notice. Vesting will cease upon the termination of your Continuous Service.
2.
Number of Shares and Exercise Price. The number of shares of Common Stock subject to your option and your exercise price per share in your Grant Notice will be adjusted for Capitalization Adjustments.
3.
Exercise Restriction for Non-Exempt Employees. If you are an Employee eligible for overtime compensation under the Fair Labor Standards Act of 1938, as amended (that is, a “Non-Exempt Employee”), and except as otherwise provided in the Plan, you may not exercise your option until you have completed at least six months of Continuous Service measured from the Date of Grant. Consistent with the provisions of the Worker Economic Opportunity Act, you may exercise your option as to any vested portion prior to such six month anniversary in the case of (i) your death or disability, (ii) a Corporate Transaction in which your option is not assumed, continued or substituted, (iii) a Change in Control or (iv) your termination of Continuous Service on your “retirement” (as defined in the Company’s benefit plans).
4.
Exercise prior to Vesting (“Early Exercise”). If permitted in your Grant Notice (i.e., the “Exercise Schedule” indicates “Early Exercise Permitted”) and subject to the provisions of your option, you may elect at any time that is both (i) during the period of your Continuous Service and (ii) during the term of your option, to exercise all or part of your option, including the unvested portion of your option; provided, however, that:
(a)
a partial exercise of your option will be deemed to cover first vested shares of Common Stock and then the earliest vesting installment of unvested shares of Common Stock;
(b)
any shares of Common Stock so purchased from installments that have not vested as of the date of exercise will be subject to the purchase option in favor of the Company as described in the Company’s form of Early Exercise Stock Purchase Agreement; and
(c)
you will enter into the Company’s form of Early Exercise Stock Purchase Agreement with a vesting schedule that will result in the same vesting as if no early exercise had occurred

5.
Method of Payment. You must pay the full amount of the exercise price for the shares you wish to exercise. The permitted methods of payment are as follows:
(a)
by cash, check, bank draft, electronic funds transfer or money order payable to the Company;
(b)
subject to Company and/or Board consent at the time of exercise and provided that at the time of exercise the Common Stock is publicly traded, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds. This manner of payment is also known as a “broker-assisted exercise”, “same day sale”, or “sell to cover”;
(c)
subject to Company and/or Board consent at the time of exercise and provided that at the time of exercise the Common Stock is publicly traded, by delivery to the Company (either by actual delivery or attestation) of already-owned shares of Common Stock that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. “Delivery” for these purposes, in the sole discretion of the Company at the time you exercise your option, will include delivery to the Company of your attestation of ownership of such shares of Common Stock in a form approved by the Company. You may not exercise your option by delivery to the Company of Common Stock if doing so would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock;
(d)
subject to Company and/or Board consent at the time of exercise, and provided that the Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise of the Option by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price plus, to the extent permitted by the Company and/or Board at the time of exercise, the aggregate withholding obligations in respect of the Option exercise; provided, further that you must pay any remaining balance of the aggregate exercise price not satisfied by the “net exercise” in cash or other permitted form of payment. Shares of Common Stock will no longer be subject to the Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to you as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations;
(e)
subject to the consent of the Company and/or Board at the time of exercise, according to a deferred payment or similar arrangement with you; provided, however, that interest will compound at least annually and will be charged at the minimum rate of interest necessary to avoid (A) the imputation of interest income to the Company and compensation income to the Optionholder under any applicable provisions of the Code, and (B) the classification of the Option as a liability for financial accounting purposes; or
(f)
in any other form of legal consideration that may be acceptable to the Board.
6.
Whole Shares. You may exercise your option only for whole shares of Common Stock.
7.
Securities Law Compliance. In no event may you exercise your option unless the shares of Common Stock issuable upon exercise are then registered under the Securities Act or, if not registered, the Company has determined that your exercise and the issuance of the shares would be exempt from the registration requirements of the Securities Act. The exercise of your option also must comply with all other applicable laws and regulations governing your option, and you may not exercise your option if the

Company determines that such exercise would not be in material compliance with such laws and regulations (including any restrictions on exercise required for compliance with Treas. Reg. 1.401(k)-1(d)(3), if applicable).
8.
Term. You may not exercise your option before the Date of Grant or after the expiration of the option’s term. Except as set forth in your Grant Notice, the term of your option expires, subject to the provisions of Section 5(h) of the Plan, upon the earliest of the following:
(a)
immediately upon the termination of your Continuous Service for Cause;
(b)
three months after the termination of your Continuous Service for any reason other than Cause, your Disability or your death (except as otherwise provided in Section 8(d) below); provided, however, that if during any part of such three month period your option is not exercisable solely because of the condition set forth in the section above relating to “Securities Law Compliance,” your option will not expire until the earlier of the Expiration Date or until it has been exercisable for an aggregate period of three months after the termination of your Continuous Service; provided further, that if (i) you are a Non-Exempt Employee, (ii) your Continuous Service terminates within six months after the Date of Grant, and (iii) you have vested in a portion of your option at the time of your termination of Continuous Service, your option will not expire until the earlier of (x) the later of (A) the date that is seven months after the Date of Grant, and (B) the date that is three months after the termination of your Continuous Service, and (y) the Expiration Date;
(c)
12 months after the termination of your Continuous Service due to your Disability (except as otherwise provided in Section 8(d) below);
(d)
18 months after your death if you die either during your Continuous Service or within three (3) months after your Continuous Service terminates for any reason other than Cause;
(e)
the Expiration Date indicated in your Grant Notice; or
(f)
the day before the 10th anniversary of the Date of Grant.
9.
Exercise.
(a)
You may exercise the vested portion of your option (and the unvested portion of your option if your Grant Notice so permits) during its term by delivering a Notice of Exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours. If required by the Company, your exercise may be made contingent on your execution of any additional documents specified by the Company (including, without limitation, any voting agreement or other agreement between the Company and some or all of its stockholders).
(b)
By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (i) the exercise of your option, (ii) the lapse of any substantial risk of forfeiture to which the shares of Common Stock are subject at the time of exercise, or (iii) the disposition of shares of Common Stock acquired upon such exercise.
10.
Transferability. Except as otherwise provided in this Section 10, your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you.

(a)
Certain Trusts. Upon receiving written permission from the Board or its duly authorized designee, you may transfer your option to a trust if you are considered to be the sole beneficial owner (determined under Section 671 of the Code and applicable state law) while the option is held in the trust. You and the trustee must enter into transfer and other agreements required by the Company.
(b)
Domestic Relations Orders. Upon receiving written permission from the Board or its duly authorized designee, and provided that you and the designated transferee enter into transfer and other agreements required by the Company, you may transfer your option pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulation 1.421-1(b)(2) that contains the information required by the Company to effectuate the transfer. You are encouraged to discuss the proposed terms of any division of this option with the Company prior to finalizing the domestic relations order or marital settlement agreement to help ensure the required information is contained within the domestic relations order or marital settlement agreement.
(c)
Beneficiary Designation. Upon receiving written permission from the Board or its duly authorized designee, you may, by delivering written notice to the Company, in a form approved by the Company and any broker designated by the Company to handle option exercises, designate a third party who, on your death, will thereafter be entitled to exercise this option and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, your executor or administrator of your estate will be entitled to exercise this option and receive, on behalf of your estate, the Common Stock or other consideration resulting from such exercise.
11.
Option not a Service Contract. Your option is not an employment or service contract, and nothing in your option will be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your option will obligate the Company or an Affiliate, their respective stockholders, boards of directors, officers or employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.
12.
Withholding Obligations.
(a)
At the time you exercise your option, in whole or in part, and at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “same day sale” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise of your option.
(b)
Upon your request and subject to approval by the Company, and compliance with any applicable legal conditions or restrictions, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your option a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid classification of your option as a liability for financial accounting purposes). If the date of determination of any tax withholding obligation is deferred to a date later than the date of exercise of your option, share withholding pursuant to the preceding sentence will not be permitted unless you make a proper and timely election under Section 83(b) of the Code, covering the aggregate number of shares of Common Stock acquired upon such exercise with respect to which such determination is otherwise deferred, to accelerate the determination of such tax withholding obligation to the date of exercise of your option. Notwithstanding the filing of such election, shares of Common Stock will be withheld solely from fully vested shares of Common Stock determined as of the date of exercise of your option that are otherwise issuable to you upon such exercise. Any adverse consequences to you arising in connection with such share withholding procedure will be your sole responsibility.
(c)
You may not exercise your option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company will have no obligation to issue a certificate for such shares of Common Stock or release such shares of Common Stock from any escrow provided for herein, if applicable, unless such obligations are satisfied.
13.
Tax Consequences. You hereby agree that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes your tax liabilities. You will not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from your option or your other compensation. In particular, you acknowledge that this option is exempt from Section 409A of the Code only if the exercise price per share specified in the Grant Notice is at least equal to the “fair market value” per share of the Common Stock on the Date of Grant and there is no other impermissible deferral of compensation associated with the option. Because the Common Stock is not traded on an established securities market, the Fair Market Value is determined by the Board, perhaps in consultation with an independent valuation firm retained by the Company. You acknowledge that there is no guarantee that the Internal Revenue Service will agree with the valuation as determined by the Board, and you will not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the Internal Revenue Service asserts that the valuation determined by the Board is less than the “fair market value” as subsequently determined by the Internal Revenue Service.
14.
Notices. Any notices provided for in your option or the Plan will be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this option by electronic means or to request your consent to participate in the Plan by electronic means. By accepting this option, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
15.
Governing Plan Document. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. If there is any conflict between the provisions of your option and those of the Plan, the provisions of the Plan will control.

ATTACHMENT II

2025 Equity Inducement Plan

ATTACHMENT III

NOTICE OF EXERCISE

SURROZEN, INC.

NOTICE OF EXERCISE

This constitutes notice to Surrozen, Inc. (the “Company”) under my stock option that I elect to purchase the below number of shares of Common Stock of the Company (the “Shares”) for the price set forth below. Use of certain payment methods is subject to Company and/or Board consent and certain additional requirements set forth in the Option Agreement and the Plan. If the Company uses an electronic capitalization table system (such as Carta or Shareworks) and the fields below are blank, the blank fields shall be deemed to come from the electronic capitalization system and is considered part of this Notice of Exercise.

Option Information

Type of option:	Nonstatutory
Stock option dated:
Number of Shares as to which option is exercised:
Certificates to be issued in name of:[1]

Exercise Information

Date of Exercise:
Total exercise price:
Cash:[2]
Regulation T Program (cashless exercise):[3]
Value of _________ Shares delivered with this notice:[4]
Value of _________ Shares pursuant to net exercise:[5]

By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the Surrozen, Inc. 2025 Equity Inducement Plan and (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option. I further agree that this Notice of Exercise may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature page to follow]

1 If left blank, will be issued in the name of the option holder.

2 Cash may be in the form of cash, check, bank draft, electronic funds transfer or money order payment.

3 Subject to Company and/or Board consent and must meet the public trading and other requirements set forth in the Option Agreement.

4 Subject to Company and/or Board consent and must meet the public trading and other requirements set forth in the Option Agreement. Shares must be valued in accordance with the terms of the option being exercised, and must be owned free and clear of any liens, claims, encumbrances or security interests. Certificates must be endorsed or accompanied by an executed assignment separate from certificate.

5 Subject to Company and/or Board consent.

Very truly yours,

(Signature)
Name (Please Print)
Address of Record:

Email: